Exhibit 10.18
AMENDMENT NO. 1

TO

MASTER REPURCHASE AGREEMENT
     Amendment No. 1 (this “Amendment”) dated as of January 26, 2012 to the Master Repurchase Agreement dated as of April 12, 2011 (the “Agreement”) between Jefferies & Company, Inc. (“Party A”) and Provident Mortgage Capital Associates, Inc. (“Party B”).
     In consideration of the mutual agreements contained in this Amendment, the parties hereto hereby agree as follows:
1. Amendments. Sections 4(a)(v) and (vi) of Annex I to the Agreement are hereby amended and restated in their entirety as follows:
(v)	Party B’s shareholders’ equity (as determined in accordance with international accounting standards or generally accepted accounting principles in the United States) is less than USD $100,000,000, or

(vi)	Party B fails to raise at least USD $100,000,000 in its initial public offering of securities.
2. Representations. Party B represents to Party A that all representations and warranties with respect to Party B set forth in Paragraph 10 of the Agreement and Section 3 of Annex I to the Agreement are true and accurate as of the date of this Amendment and that such representations are deemed to be given or repeated, as the case may be, by Party B on the date of this Amendment.
3. Miscellaneous. Except as expressly set forth herein, all terms and conditions of the Agreement will continue in full force and effect. This Amendment may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Amendment.
     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date hereof.

JEFFERIES & COMPANY, INC.		PROVIDENT MORTGAGE CAPITAL
ASSOCIATES, INC.

By:	/s/ Charles J. Hendrickson	By:	/s/ Mark E. Lefanowicz

Name:	Charles J. Hendrickson	Name:	Mark E. Lefanowicz
Title:	Managing Director/Treasurer	Title:	CEO & President
Jefferies & Company, Inc.